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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement on Form S-3 and related Prospectus of Geron Corporation for the registration of 3,850,000 shares of its Common Stock and to the incorporation by reference therein of our report dated February 12, 1999 with respect to the financial statements of Geron Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1998 filed with the Securities and Exchange Commission.

                                                    /s/ Ernst & Young LLP




Palo Alto, California
April 5, 1999